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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                           ----------------------------------

                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                          ----------------------------------


      Date of Report (Date of earliest event reported): October 31, 2001



                           AFFILIATED MANAGERS GROUP, INC.
                  (Exact name of Registrant as specified in charter)



          Delaware                        001-13459               043218510
(State or other jurisdiction      (Commission file number)      (IRS employer
      of incorporation)                                     identification no.)


                Two International Place, 23rd Floor, Boston, MA 02110
                 (Address of principal executive offices)  (Zip Code)

                                    (617) 747-3300
                 (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets

     On October 31, 2001, Affiliated Managers Group, Inc. ("AMG") acquired a majority equity interest in the business of Friess Associates, LLC and Friess Associates of Delaware, LLC (collectively, "Friess Associates"). In the transaction, AMG acquired 51% of Friess Associates for approximately $241.0 million, and agreed to acquire an additional 19% interest in three years from the majority selling equity-holder (subject to certain conditions). The remaining equity ownership of the firm is held by a broad group of Friess Associates professionals.

     Friess Associates is a growth equity investment management firm with approximately $6.3 billion in assets under management at the time of AMG's investment. The firm is the advisor to the Brandywine family of no-load mutual funds, and also advises separate accounts for charitable foundations, major corporations and high net worth individuals. Friess Associates employs a fundamentally-driven approach to investing in growth equities, with a focus on stocks that trade at reasonable price-to-earnings ratios. Friess Associates was founded in 1974 and operates through offices in Delaware, Wyoming and Arizona. Friess Associates' current management team, including its founder, Foster Friess, Chief Investment Officer, Bill D'Alonzo, and senior investment professionals Jon Fenn and John Ragard, have agreed to continue to oversee the operations of the firm. Each of Messrs. Friess, D'Alonzo, Fenn and Ragard have entered into long-term employment agreements with the firm, and have entered into put option agreements (and related make-whole bonus agreements) with AMG pursuant to which AMG may be required to purchase their minority equity interests in Friess Associates.

     AMG financed the transaction with working capital and borrowings under its existing $330 million senior revolving credit facility.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired.

AMG will file the applicable financial statements within 60 days.

(b)  Pro Forma Financial Statements.

AMG will file the applicable pro forma information within 60 days.

(c)  Exhibits.

Number  Description
------  -----------

10.21 Purchase Agreement dated as of August 28, 2001 by and among the Registrant, Friess Associates, Inc., Friess Associates of Delaware, Inc., the Stockholders of Friess Associates, Inc., the Stockholders of Friess Associates of Delaware, Inc., NCCF Support, Inc. and The Community Foundation of Jackson Hole (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)

10.22 Management Owner Purchase Agreement dated as of August 28, 2001 by and among the Registrant and the management owner parties thereto (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)

10.23 Employment Agreement dated August 28, 2001 by and among FA (WY) Acquisition Company, Inc., Friess Associates, LLC and Foster S. Friess

10.24   Form of Employment Agreement dated August 28, 2001 by and among FA
        (DE) Acquisition Company, LLC and Friess Associates of Delaware, LLC, or FA (WY) Acquisition Company, Inc. and Friess Associates, LLC, and each of Messrs. William F. D'Alonzo, Jon S. Fenn and John P. Ragard, as applicable

10.25 Form of Put Option Agreement dated August 28, 2001 with respect to Messrs. William F. D'Alonzo, Jon S. Fenn, Foster S. Friess and John P. Ragard

10.26 Form of Make-Whole Bonus Agreement dated August 28, 2001 with respect to Messrs. William F. D'Alonzo, Jon S. Fenn, Foster S. Friess and John P. Ragard

10.27 Friess Associates, LLC Amended and Restated Limited Liability Company Agreement dated as of August 28, 2001 by and among the persons identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)

10.28 Friess Associates of Delaware, LLC Amended and Restated Limited Liability Company Agreement dated as of August 28, 2001 by and among the persons identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)

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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AFFILIATED MANAGERS GROUP, INC.

                                   By: /s/ Darrell W. Crate
                                      -----------------------------
                                      Name:  Darrell W. Crate
                                      Title: Executive Vice President,
                                             Chief Financial Officer
                                             and Treasurer


DATE: November 15, 2001